Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of CollPlant Biotechnologies Ltd. of our report dated April 1, 2020, relating to the financial statements, which appears in CollPlant Biotechnologies Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
August 28, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556,

www.pwc.com/il